UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

GLOBAL CASH ACCESS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment to a Material Definitive Agreement

On January 25, 2007, Global Cash Access, Inc. (“GCA”), together with its sole stockholder, Global Cash Access Holdings, Inc., entered into the Second Amendment to Security Agreement (the “Second Amendment”) with Central Credit, LLC, and Bank of America, N.A., as the Administrative Agent, which amended the terms of the Security Agreement (“Security Agreement”), dated as of March 10, 2004, as amended by that certain First Amendment to Security Agreement, dated as of November 1, 2006. The Second Amendment provides GCA with the flexibility to use different forms of deposit account control agreements with financial institutions with which it maintains deposit accounts.

The foregoing description does not purport to be complete and is qualified by reference to the full text of the Second Amendment included as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Document
10.1	Second Amendment to Security Agreement, dated as of January 25, 2007, by and among Global Cash Access Holdings, Inc., Global Cash Access, Inc., Central Credit, LLC, and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: January 25, 2007

By: /s/ HARRY C. HAGERTY III
Harry C. Hagerty III
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Second Amendment to Security Agreement, dated as of January 25, 2007, by and among Global Cash Access Holdings, Inc., Global Cash Access, Inc., Central Credit, LLC, and Bank of America, N.A., as Administrative Agent.